Exhibit 99.2

FOR IMMEDIATE RELEASE

Date:                                                                  July 30, 2018

Contact:                                                Anne-Marie Wright, Vice President, Corporate Communications

Phone:                                                         (801) 208-4167  e-mail: awright@merit.com  Fax: (801) 253-1688

MERIT MEDICAL ANNOUNCES CLOSING OF

PUBLIC OFFERING OF COMMON STOCK AND EXERCISE IN FULL OF UNDERWRITER’S OVER-ALLOTMENT OPTION

SOUTH JORDAN, UTAH — Merit Medical Systems, Inc. (NASDAQ: MMSI) (“Merit”), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced that it closed its previously announced underwritten public offering of 3,500,000 shares of common stock, as well as 525,000 additional shares of common stock issued pursuant to the underwriters’ full exercise of their over-allotment option. The shares were sold at a public offering price of $54.00 per share. The net proceeds to Merit from the offering were approximately $204.9 million (after deducting underwriting discounts and estimated offering expenses payable by Merit).

Merit expects to use the net proceeds from the offering to repay debt under its existing credit facility.

Wells Fargo Securities and Piper Jaffray & Co. acted as joint bookrunners and representatives of the underwriters for the offering. Canaccord Genuity, Raymond James, SunTrust Robinson Humphrey, Barrington Research and Sidoti & Company, LLC acted as co-managers.

Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained free of charge on the Securities and Exchange Commission’s website at www.sec.gov or by sending a request to (a) Wells Fargo Securities, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York, 10152, at (800) 326-5897 or email a request to

cmclientsupport@wellsfargo.com, or (b) Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, Attn: Prospectus Department (or by e-mail at prospectus@pjc.com or telephone at (800) 747-3924).

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 300 individuals. Merit employs approximately 5,400 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; San Jose, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada; Melbourne, Australia; Tokyo, Japan; and Singapore.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “seeks,” “believes,” “estimates,” “potential,” “forecasts,” “continue,” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology. Forward-looking statements in this release include statements regarding the proposed public offering of shares of common stock and the anticipated use of the net proceeds therefrom, and are subject to a number of risks and uncertainties that may cause actual results or outcomes to be materially different from those expressed or implied by the forward-looking statements. These risks and uncertainties include risks relating to the sufficiency of demand for Merit’s common stock, the price Merit is able to obtain for Merit’s common stock and satisfaction of customary closing conditions for the offering for an underwritten offering of securities, as well as the risks and uncertainties that could affect Merit’s business and financial results described in the preliminary prospectus supplement and accompanying prospectus referenced above (as well as Merit’s other filings with the SEC and incorporated by reference therein, including under the caption “Risk Factors” in Merit’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017). Forward-looking statements relate only to events as of the date on which the statements are made and actual results or events may differ materially from anticipated results or events. Except as required by law, Merit undertakes no obligation to update or revise any forward-looking statements, even if subsequent events cause its views to change.

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